Exhibit 24

POWER OF ATTORNEY

KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints SCOTT T. MIKUEN and EUGENE S. CAVALLUCCI, each and individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, for him or her in any and all capacities, to sign the Annual Report on Form 10-K of Harris Corporation, a Delaware corporation, with respect to the fiscal year ended June 29, 2007, and to sign any and all amendments to such Annual Report on Form 10-K and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorneys-in-fact or agents or their substitutes, may do or cause to be done by virtue hereof. This Power of Attorney may be signed in counterparts.

Dated: August 25, 2007.

/s/ Howard L. Lance Howard L. Lance Chairman of the Board, President and Chief Executive Officer	/s/ Stephen P. Kaufman Stephen P. Kaufman Director

/s/ Gary L. McArthur Gary L. McArthur Vice President and Chief Financial Officer	/s/ Leslie F. Kenne Leslie F. Kenne Director

/s/ Lewis A. Schwartz Lewis A. Schwartz Vice President, Principal Accounting Officer	/s/ David B. Rickard David B. Rickard Director

/s/ Thomas A. Dattilo Thomas A. Dattilo Director	/s/ James C. Stoffel James C. Stoffel Director

/s/ Terry D. Growcock Terry D. Growcock Director	/s/ Gregory T. Swienton Gregory T. Swienton Director

/s/ Lewis Hay III Lewis Hay III Director	/s/ Hansel E. Tookes II Hansel E. Tookes II Director

/s/ Karen Katen Karen Katen Director